UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2009

On2 Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-15117
(Commission File Number)

84-1280679
(IRS Employer Identification No.)

3 Corporate Drive, Suite 100, Clifton Park, NY 12065
(518) 348-0099
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Anthony Principe

Effective March 16, 2009, the Company and Anthony Principe, the Company’s Senior Vice President and Chief Financial Officer, entered into an agreement pursuant to which Mr. Principe resigned from all the offices he held with the Company and terminated his employment with the Company.  See Item 5.02(e) below in this Current Report for a summary of the terms of the agreement.

(c) Appoint of Wayne Boomer

Effective with the resignation of Mr. Principe, the Company appointed Wayne Boomer as its Senior Vice President and Chief Financial Officer.  Mr. Boomer, 46, was previously CFO and Vice President of Finance for Inmedius, Inc., where he served for more than five years.  Prior to joining Inmedius, Mr. Boomer was Director of Finance and Operations for MapInfo Corporation’s Europe, Middle East and Africa operations.  See Item 5.02(e) below in this Current Report for a summary of the terms of Mr. Boomer’s employment.

(e) Transition Agreement with Mr. Principe and Terms of Employment of Mr. Boomer

Effective March 16, 2009 (the “Effective Date”), the Company entered into a transition agreement with Mr. Principe (the “Transition Agreement”) providing for his resignation from the offices that he held with the Company, termination of his employment with the Company, and commencement of a six-month consulting engagement with the Company.  The Transition Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.  The summary of the Transition Agreement set forth below is qualified in its entirety by reference to the text of the Transition Agreement.

Under the Transition Agreement and subject to the terms and conditions set forth therein, Mr. Principe resigned from the offices he held with the Company and terminated his employment with the Company on the Effective Date.  Commencing on the Effective Date and continuing for a period of six months (the “Transition Period”), Mr. Principe will serve as a consultant to the Company, providing advice in the areas of finance and assisting with the transition of the Chief Financial Officer duties.

Pursuant to the terms of the Transition Agreement, the Company will pay Mr. Principe $13,299.98 per month during the Transition Period.  In addition, the Transition Agreement provides that any options to purchase Company securities that had previously been granted to Mr. Principe and that are vested as of the Effective Date will remain exercisable through March 15, 2011, notwithstanding any more accelerated post-employment exercise requirements contained in Mr. Principe’s option grants.  The Transition Agreement also provides that Mr. Principe, along with his family members who were covered under the Company’s employee health plan as of the Effective Date, shall continue to be eligible for participation in the Company’s employee health plan until the earlier of nine months following the Effective Date or the date on which Mr. Principe becomes eligible for health care benefits as an employee of a new employer.

 Effective March 16, 2009, (the “Commencement Date”), the Company offered and Mr. Boomer accepted employment with the Company as its Senior Vice President and Chief Financial Officer.  The terms of Mr. Boomer’s employment are set forth in an offer letter (the “Offer Letter”) filed with this report as Exhibit 10.2.

Pursuant to the terms of the Offer Letter, Mr. Boomer will serve on at “at-will” basis as the Company’s Senior Vice President and Chief Financial Officer.  The Offer Letter provides that the Company will pay Mr. Boomer an annual salary of $160,000.  In addition, the Offer Letter states that Mr. Boomer will receive a restricted stock grant of 175,000 shares of the Company’s stock, which shares shall vest one-third each on the first, second and third anniversaries of the Commencement Date.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 Transition Agreement between the Company and Anthony Principe dated March 16, 2009.

10.2 Offer Letter executed by the Company and Wayne Boomer dated February 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2009	On2 Technologies, Inc.

By: /s/ Matthew Frost
Name: Matthew Frost
Title: Interim Chief Executive Officer and
Chief Operating Officer

On2 Technologies, Inc.
Current Report On Form 8-K
Dated March 16, 2009
EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition Agreement between the Company and Anthony Principe dated March 16, 2009.

10.2	Offer Letter executed by the Company and Wayne Boomer dated February 19, 2009.